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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-2 of our report dated March 18, 1997 relating to the consolidated financial statements of operations and of cash flows for the year ended December 31, 1996 of Mallon Resources Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Denver, Colorado
October 18, 1999